Exhibit 99.1
Equity Office Agrees to be Acquired by The Blackstone Group
CHICAGO—(BUSINESS WIRE)—Nov. 19, 2006—Equity Office Properties Trust (NYSE:EOP) today announced that it has signed a definitive merger agreement to be acquired by Blackstone Real Estate Partners, an affiliate of The Blackstone Group, in a transaction valued at approximately $36 billion.
Under the terms of the agreement, Blackstone will acquire all of the outstanding common stock of Equity Office for $48.50 per share in cash. The purchase price per share represents an 8.5% premium over Equity Office’s closing share price on November 17, 2006, and a 20.5% premium over the company’s three-month average closing price. Equity Office intends to pay its regular quarterly common share dividend for the quarter ending December 31, 2006, but, under the terms of the agreement, not for any quarter thereafter.
Equity Office’s Board of Trustees has unanimously approved the merger agreement and has recommended the approval of the transaction by Equity Office’s common shareholders. Completion of the transaction, which is currently expected to occur in the first quarter of 2007, is contingent upon customary closing conditions and the approval of Equity Office’s shareholders, who will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. The transaction is not contingent on receipt of financing by Blackstone. Neither Management nor the Trustees of Equity Office are participants in the buying group.
Blackstone has agreed that, as promptly as practicable after the completion of the merger, it will liquidate the surviving corporation in the merger into a Blackstone affiliate. In the liquidation, each holder of a share of the 5.25% Series B Cumulative Preferred Stock will receive $50.00 per share in cash plus any then accumulated but unpaid dividends, and each holder of a share of the 7.75% Series G Cumulative Redeemable Preferred Stock will receive $25.00 per share in cash plus any then accumulated but unpaid dividends.
The common limited partnership interests in Equity Office’s operating partnership will be acquired for $48.50 per unit in cash. Qualified holders of common limited partnership interests will be given the option (in lieu of cash) to elect to receive preferred units of limited partnership interest in the partnership following the merger.
It is expected that tender offers and consent solicitations will be made with respect to the company’s unsecured non-exchangeable debt securities except for certain redeemable issues with small outstanding principal amounts, which are expected to be redeemed.
“We’ve built a great company — epitomized by the caliber of our employees, the quality of our assets and the markets where we operate,” said Richard Kincaid, president and CEO of Equity Office. “Our ultimate goal has always been to maximize shareholder value, and we believe we have done that through this transaction with The Blackstone Group, one of the world’s premier private equity firms. The value created by this transaction reflects the hard work and dedication of our employees who have driven our success over the past 10 years.”

“We are extremely excited about this landmark transaction with Equity Office, which represents the largest private equity deal in history,” said Jonathan D. Gray, senior managing director of The Blackstone Group. “We believe that the skills and strengths of Equity Office will greatly enhance our existing office platform, which has been expanded through our recent acquisitions of CarrAmerica and Trizec.”
Merrill Lynch & Co. acted as exclusive financial advisor to Equity Office. Goldman, Sachs & Co., Bank of America, Bear Stearns, Blackstone Corporate Advisory and Morgan Stanley acted as financial advisors to Blackstone. Acquisition financing will be led by Goldman, Sachs & Co., Bank of America, and Bear Stearns. Sidley Austin LLP acted as legal advisor to Equity Office. Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone.
About Equity Office
Equity Office Properties Trust, operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a total office portfolio consisting of whole or partial interests in 580 buildings comprising 108.6 million square feet in 16 states and the District of Columbia. Equity Office has an ownership presence in 24 Metropolitan Statistical Areas (MSAs) and in 100 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office website at http://www.equityoffice.com.
About The Blackstone Group
The Blackstone Group, a global private investment and advisory firm, was founded in 1985. The firm has raised a total of more then $67 billion for alternative asset investing of which almost $13 billion has been for real estate investing. The firm has a long track record of investing in office buildings, hotels and other commercial properties. The Real Estate Group has approximately 40 experienced professionals who have a deep understanding of real estate across all product classes and geographic areas. In addition to Real Estate, The Blackstone Group’s core businesses include Private Equity Investing, Corporate Debt Investing, Hedge Funds, Mutual Fund Management, Private Placement, Marketable Alternative Asset Management, and Investment Banking Advisory Services. Further information is available at http://www.blackstone.com.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current Equity Office management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Equity Office and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of shareholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Equity Office’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Equity Office’s ability to control or predict. Equity Office undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It
In connection with this proposed transaction, the company will file a proxy statement with the Securities and Exchange Commission (SEC). SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the company’s shareholders. In addition, shareholders will be able to obtain the proxy statement and all other relevant documents filed by the company with the SEC free of charge at the SEC’s Web site www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (312) 466-3300.
Participants in the Solicitation
The company’s trustees, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the company in favor of the proposed transaction. Information about the company and its trustees and executive officers, and their ownership of the company’s securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of the Company, which was filed with the SEC on April 17, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

CONTACT:	Equity Office
Beth Coronelli, 312-466-3286 (Investors/Analysts)
Terry Holt, 312-466-3102 (Media)
or
The Blackstone Group
John Ford, 212-583-5559

SOURCE:	Equity Office Properties Trust

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